UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

__________________

ERIN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

__________________

Delaware	001-34525	30-0349798
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Post Oak Blvd., Suite 2250, Houston, Texas 77056

(Address of principal executive offices) (Zip Code)

(713) 797-2940

(Registrant's telephone number, including area code)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 27, 2015, Erin Energy Corporation (the “Company”) held the 2015 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, two items were submitted to the stockholders for a vote: (i) the election of seven directors to the Company’s Board of Directors (the “Board”), each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office (the “Election of Directors”); and (ii) the proposal to ratify the appointment of Grant Thornton LLP, independent registered public accounting firm, as the Company’s auditors for fiscal year 2015 (the “Auditor Ratification”).

There were no solicitations in opposition to the Board’s solicitations. Out of a total of 212,325,637 shares of common stock outstanding and eligible to vote on April 27, 2015, 200,651,423 shares of common stock (94.5%) were present at the meeting in person or by proxy. The proposals and the final results of the stockholder vote are set forth below:

Election of Directors

The individuals nominated for election to the Board at the Annual Meeting were Dr. Kase Lukman Lawal, Dr. Lee Patrick Brown, William J. Campbell, John Hofmeister, Ira Wayne McConnell, Hazel R. O’Leary and Dr. Daniel M. Matjila. Each of the nominees for election to the Board was a director at the time of the Annual Meeting.

The following nominees were elected as directors by the votes indicated below for a term that will expire on the date of the Company’s 2016 annual meeting of the stockholders.

Nominee	For	Withheld	Broker Non-Vote
Dr. Kase Lukman Lawal	190,121,528	95,854	10,434,041
Dr. Lee Patrick Brown	190,105,142	112,240	10,434,041
William J. Campbell	190,109,952	107,430	10,434,041
John Hofmeister	190,135,197	82,185	10,434,041
Ira Wayne McConnell	190,093,464	123,918	10,434,041
Hazel R. O’Leary	190,087,798	129,584	10,434,041
Dr. Daniel M. Matjila	190,111,763	105,619	10,434,041

Auditor Ratification

The Auditor Ratification was approved by the votes indicated below.

For	Against	Abstain
200,358,577	286,775	6,071

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERIN ENERGY CORPORATION

	By:	/s/ Nicolas J. Evanoff
Nicolas J. Evanoff Senior Vice President, General Counsel & Secretary

Date: May 29, 2015